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COUDERT BROTHERS                                  NEW YORK
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                                                   ASSOCIATED OFFICE

December 4, 1996



DePuy, Inc.
700 Orthopaedic Drive
Warsaw, Indiana 46581

Gentlemen:

     We are rendering our opinion with respect to the legality of the 600,000 shares of Common Stock, par value $.01 per share (the "Shares"), of DePuy, Inc., a Delaware corporation (the "Company"), issuable pursuant to the DePuy, Inc. Employee Stock Option/Purchase Plan (the "Plan"), which shares are being registered under the Securities Act of 1933, as amended, on the Company's Registration Statement on Form S-8 dated December 4, 1996 (the "Registration Statement").

     As counsel to the Company, we are familiar with the corporate proceedings of the Company relating to the authorization for issuance of the Shares, and have examined such instruments, documents, records and certificates, and we have made such other inquiries and investigations of fact, as we have deemed necessary for purposes of the opinions herein expressed.

     Based on the foregoing, and having regard for such other legal and factual considerations we deem relevant, we are of the opinion that the Shares, when sold at or above par value and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.


                                                   Very truly yours,


                                                  /s/ COUDERT BROTHERS